Exhibit 16.1
September 27, 2011
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:
We have read the statements made by Alpha and Omega Semiconductor Limited (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8−K, as part of the Form 8−K of Alpha and Omega Semiconductor Limited dated September 26, 2011. We agree with the statements concerning our Firm in such Form 8−K.
Very truly yours,
/s/ PricewaterhouseCoopers LLP